UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 1, 2017

bebe stores, inc.
(Exact Name of Registrant as Specified in Charter)

California	0-24395	94-2450490
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Valley Drive
Brisbane, CA 94005
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(415) 715-3900

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2017,  bebe stores, inc., a California corporation (the “Company”), and GBG USA Inc., a Delaware corporation (“GBG”), entered into a First Amendment to Transition Services Agreement (“First Amendment”) pursuant to which the Company agreed to extend the provision of certain transitional services relating to the Company’s website and international wholesale business through November 30, 2018.  GBG agreed to pay the Company a monthly fee to compensate the Company for its costs and expenses for providing the services. The First Amendment amends the Transition Services Agreement entered into between the parties on May 30, 2017.
The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 30, 2017.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

bebe stores, inc.
Date: November 3, 2017.	/s/ Gary Bosch
Name: Gary Bosch
Title: VP, General Counsel & Corporate Secretary